EXHIBIT 1

JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the common stock of Dollar Thrifty Automotive Group, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of August 5, 2004.

MSD CAPITAL, L.P.

By:	MSD Capital Management LLC, its general partner

	By:	/s/ Marc R. Lisker

Marc R. Lisker
General Counsel

MSD SBI, L.P.

By:	MSD Capital, L.P., its general partner
By:	MSD Capital Management LLC, its general partner

	By:	/s/ Marc R. Lisker

Marc R. Lisker
General Counsel